Exhibit 10.8(j)
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                        RESERVATION OF RIGHTS AGREEMENT


     This RESERVATION OF RIGHTS AGREEMENT (this "Agreement") dated as of
                                                 ---------
February 15, 2006 is hereby entered into between Enron Wind Systems, LLC, a California limited liability company ("EWS") and Zond Windsystem Partners, Ltd.
                                       ---
Series 85-A, a California limited partnership ("ZWP 85-A").
                                                --------
                                   WITNESSETH

     A. WHEREAS, EWS and Southern California Edison Company ("SCE") are parties
                                                              ---
to (i) that certain Power Purchase Agreement dated June 14, 1984 and referred to as QFID Number 6043 (the "Monolith I PPA") and (ii) that certain Power Purchase
                          --------------
Agreement dated June 14, 1984 and referred to as QFID Number 6044 (the "Monolith
                                                                        --------
II PPA" and together with the Monolith I PPA, the "Power Purchase Agreements"),
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     B. WHEREAS, in connection with the production of electrical energy from that certain wind power project owned by ZWP 85-A (the "Wind Power Project"),
                                                        ------------------
ZWP 85-A desires to reserve from EWS a portion of the entitlement to sell certain capacity and associated energy to SCE under each of the Power Purchase Agreements, all on the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        Section 1. Reservation of Rights.
                   ---------------------

     (a) On the terms and conditions set forth herein, as of the Effective Date (as defined below), (i) EWS reserves to ZWP 85-A a portion of the entitlement to sell capacity and associated energy to SCE under the Monolith I PPA aggregating
14.6 MW at any one time (the "Monolith I Reserved Interest") and (ii) EWS
                              ----------------------------
reserves to ZWP 85-A a portion of the entitlement to sell capacity and energy to SCE under the Monolith II PPA aggregating 1 MW at any one time (the "Monolith
                                                                        --------
II Reserved Interest" and together with the Monolith I Reserved Interest, the
--------------------
"Reserved Interests").
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     (b) Each party agrees that the reservation of the Reserved Interests hereunder does not constitute an assignment by EWS of any of its rights, duties, responsibilities and obligations under the Power Purchase Agreements and is solely intended to memorialize the amount of capacity and associated energy that ZWP 85-A can deliver as a seller under the Power Purchase Agreements. Notwithstanding any other terms or provisions contained in this Agreement, (i) EWS shall at all times remain liable under the Power Purchase Agreements to perform all of its duties and obligations under such Power Purchase Agreements to the same extent as if this Agreement had not been executed and (ii) ZWP 85-A shall not be obligated to perform any of the obligations or duties of EWS arising under the Power Purchase Agreements. Notwithstanding the forgoing, ZWP 85-A shall


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

not take any action or fail to take any act in connection with the delivery of power to SCE from the Wind Power Project under the Power Purchase Agreements that will cause EWS to be in breach of or default under either of the Power Purchase Agreements.

     Section 2. Purchase, Sale and Delivery Obligations. During the term of this
                ---------------------------------------
Agreement, ZWP 85-A shall, through EWS, as project manager, deliver to SCE through the existing transmission system and pursuant to the Power Purchase Agreements all capacity and associated energy with respect to the Wind Power Project, provided that such deliveries shall not at any one time exceed the Reserved Interests. Nothing in this Section 2 or elsewhere in this Agreement is
                                    ---------
intended to impose any penalties or other liabilities on ZWP 85-A for not producing and delivering to SCE any particular amount of electric energy in any year or during the term of this Agreement.

Section 3. Disposition of Revenues and Allocation of Expenses.
           --------------------------------------------------

     (a) All revenues and other payments received by EWS from SCE in connection with the sale of capacity and energy to SCE under each of the Power Purchase Agreements (collectively, the "Revenues") shall be held for the benefit of all the sellers under the Power Purchase Agreements. Each such seller shall be entitled to the portion of such Revenues equal to (i) the Revenues multiplied by
(ii) a fraction (A) the numerator of which shall equal the aggregate metered production of such seller's wind turbines that delivered power to SCE under the applicable Power Purchase Agreement during the period applicable to such Revenues and (B) the denominator of which shall equal the aggregate metered production of the wind turbines of all the sellers that delivered power to SCE under such Power Purchase Agreement during the period applicable to such Revenues.

     (b) All fees, expenses and costs incurred by EWS under each of the Power Purchase Agreements, including back feed electricity, maintenance costs any other costs incurred by EWS under the Power Purchase Agreements (collectively, the "Costs"), shall be allocated among the sellers under each of the Power Purchase Agreements as follows: (i) the Costs multiplied by (ii) a fraction (A) the numerator of which shall equal the aggregate installed nameplate capacity of the wind turbines of each such seller that delivered power to SCE under the applicable Power Purchase Agreement during the applicable period which such Costs were incurred and (B) the denominator of which shall equal the aggregate installed nameplate capacity of all the sellers that delivered power to SCE under such Power Purchase Agreement during the applicable period which such Costs were incurred. EWS shall be permitted to reduce and withhold from any payment to be made to ZWP 85-A pursuant to Section 3(a) the amount of any such Costs allocated to such party pursuant to this Section 3(b) and any payments due
                                               ------------
to EWS pursuant to Section 5 of this Agreement.

     Section 4. Term. The term of this Agreement shall commence on the Effective
                ----
Date (as defined below) and shall continue in effect until June 30, 2006, provided that EWS shall have the right to terminate this Agreement by giving ten
(10) days prior written notice to ZWP 85-A.


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


     Section 5. Compensation. As compensation for the rights granted to ZWP 85-A
                ------------
under this Agreement with respect to the Power Purchase Agreements, ZWP 85-A agrees to pay to EWS an amount (each a "Royalty Payment") equal to 45% of the Net Operating Proceeds attributable to the period commencing on February 15, 2006 and ending on the last day that ZWP 85-A delivers power to SCE under the Power Purchase Agreement. ZWP 85-A shall pay a Royalty Payment to EWS within sixty (60) days following the end of each calendar month during the term of this Agreement. For the purposes of this Agreement, the term "Net Operating Proceeds" shall mean, with respect to any period, the positive difference, if any, between
(x) the gross receipts received with respect to such period from the sale of electricity generated by the Wind Power Project and all amounts received in lieu of receipts from the sale of electricity and (y) all payments incurred and relating to such period by ZWP 85-A in respect to the operation, management, maintenance and repair of the Wind Power Project (other than payments due with respect to this Agreement).

     Section 6. Effective Date. This Agreement shall be effective as of January
                --------------
1, 2006 (the "Effective Date").

     Section 7. Further Assurances. The parties hereby agree to execute and
                ------------------
deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transaction contemplated by this Agreement.

     Section 8. Expenses. Each party hereto shall bear its own expenses in
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connection with the execution, delivery and performance of this Agreement.

     Section 9. Miscellaneous.
                -------------

           (a)  Notices. All notices or other communications required or
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permitted hereunder or by law shall, unless otherwise provided herein, be in writing, shall be personally delivered, sent by facsimile, or sent by registered, certified, or express mail, and deposited in the mail with the postage prepaid, addressed to the parties at the addresses set forth below. Notices mailed as provided herein shall be deemed received on the third business day following the mailing day. Notice of change of address shall be given by written notice in the manner detailed in this Section 9(a).
                                              ------------

NOTICE OF ADDRESS:

Zond Windsystem Partners, Ltd. Series 85-A
c/o Enron Wind Systems, LLC
1221 Lamar Street
Suite 1600
Houston, TX 77010

Enron Wind Systems, LLC
1221 Lamar Street


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

Suite 1600
Houston, TX 77010

           (b) Amendment, Modification or Waiver. No amendment, modification or
               ---------------------------------
waiver of any provision of this Agreement may be binding upon either party without the written consent of such party.

           (c) Successors and Assigns. This Agreement shall be binding upon and
               ----------------------
inure to the benefit of the parties hereto and their respective successors and permitted assigns.

           (d) Assignments. Neither party hereto may assign any of its rights
               -----------
or obligations hereunder without the prior written consent of the other party, which consent may be withheld in its sole discretion.

           (e) Captions. The captions and section headings appearing herein are
               --------
included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

           (f) Counterparts. This Agreement may be executed in any number of
               ------------
counterparts, each of which shall constitute one and the same instrument, and each of the parties hereto may execute this Agreement by signing any such counterpart.

           (g) Governing Law. This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the State of California.

           (h) Liability for Losses or Damages. No party shall be liable for
               -------------------------------
lost or prospective profits or any other special, punitive, exemplary, consequential, incidental, or indirect losses or damages (in tort, contract or otherwise) under or in respect of this Agreement.

           (i) Severability. Any provision of this Agreement held to be invalid,
               ------------
illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.


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

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.


Zond Windsystem Partners, Ltd. Series
 85-A, a California limited partnership


By: Zond Windsystems Management III
 LLC, its general partner


By:   /s/ Jesse E. Neyman
    --------------------------------
    Jesse E. Neyman, President



Enron Wind Systems, LLC,
a California limited liability company

By: Enron Wind LLC,
    its sole member

By: Enron Renewable Energy Corp.,
    Its sole member

By:   /s/ Jesse E. Neyman
    --------------------------------
    Jesse E. Neyman, President


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